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                                                                    EXHIBIT 10.1

                               SILICON VALLEY BANK
                           SPECIALTY FINANCE DIVISION

                     ACCOUNTS RECEIVABLE FINANCING AGREEMENT

        This ACCOUNTS RECEIVABLE FINANCING AGREEMENT (the "Agreement"), dated as of the Effective Date is between Silicon Valley Bank, Specialty Finance Division ("Bank"), and Transgenomic, Inc., a Delaware corporation, ("Borrower"), whose address is 12325 Emmet St., Omaha, Nebraska 68164 and with a FAX number of 402-452-5447.

1.      DEFINITIONS. In this Agreement:

        "Account Debtor" is defined in the California Uniform Commercial Code and shall include any person liable on any Financed Receivable, such as, a guarantor of the Financed Receivable and any issuer of a letter of credit or banker's acceptance.

        "Adjustments" are all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor for any Financed Receivable.

        "Advance" is defined in Section 2.2.

        "Advance Rate" is 80%, or another percentage as Bank may establish from time to time by giving notice thereof to Borrower.

        "Applicable Rate" is a rate per annum equal to the "Prime Rate" plus
2.25 percentage points.

        "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

        "Code" is the California Uniform Commercial Code.

        "Collateral" is attached as Exhibit "A".

        "Collateral Handling Fee" is defined in Section 3.4.

        "Collections" are all funds received by Bank from or on behalf of an Account Debtor for Receivables.

        "Compliance Certificate" is attached as Exhibit "B".

        "Domestic Receivables" are Receivables for which the Account Debtor has its principal place of business in the United States.

        "Early Termination Fee" is defined in Section 3.5.

        "Effective Date" is the date in which the Bank executes this Agreement.

        "Event of Default" is defined in Section 9.

        "Facility" is an extension of credit by Bank to Borrower in order to finance receivables with an aggregate Financed Receivable Balance not exceeding the Facility Amount.

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        "Facility Amount" is $6,250,000.00.

        "Facility Period" is the period beginning on the Effective Date and continuing until the Maturity Date, unless the period is terminated sooner pursuant to the terms of this Agreement or extended pursuant to Section 4.3.

        "Finance Charges" is defined in Section 3.2.

        "Financed Receivables" are all Receivables, which Bank has accepted and against which Bank has made an Advance. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made against the Financed Receivable has been paid in full.

        "Financed Receivable Balance" is the total outstanding amount, at any time, of all Financed Receivables.

        "Foreign Receivables" are Receivables for which the Account Debtor does not have its principal place of business in the United States but are: (1) covered by credit insurance satisfactory to Bank, less any deductible; or (2) supported by letter(s) of credit acceptable to Bank; or (3) that Bank approves in writing.

        "Good Faith Deposit" is described in Section 3.8.

        "Guarantor" means any guarantor of the Obligations.

        "Ineligible Receivable" is any Receivable:

        (a) with regard to any Domestic Receivable, that is unpaid sixty (60) calendar days after the due date of the invoice; or

        (b) with regard to any Foreign Receivable, that is unpaid ninety (90) calendar days after the due date of the invoice; or

        (c) that is owed by an Account Debtor that has filed, or has had filed against it, any bankruptcy case, assignment for the benefit of creditors, receivership, or Insolvency Proceeding or who has become insolvent (as defined in the United States Bankruptcy Code) or who is generally not paying its debts as they become due; or

        (d) for which there has been any breach of warranty or representation in
Section 6 or any breach of any covenant in this Agreement; or

        (e) for which the Account Debtor asserts any Adjustment in excess of ten percent (10%) of the value of the Receivable.

        "Insolvency Proceeding" are proceedings by or against any person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        "Invoice Transmittal" shows a Receivable which Bank may finance and, for each Receivable, includes the Account Debtor's, name, address, invoice amount, invoice date and invoice number and is signed by Borrower's authorized representative.

        "Lockbox" is described in Section 3.9.

        "Maturity Date" is June 9, 2004, or each subsequent anniversary date subject to Section 4.3, or the date of acceleration by Bank following an Event of Default.

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        "Obligations" are all advances, liabilities, obligations, covenants and duties owing, arising, due or payable by Borrower to Bank now or later under this Agreement or any other document, instrument or agreement, associated herewith (including those acquired by assignment) primary or secondary, such as all Advances, Finance Charges, interest, fees, expenses, professional fees and attorneys' fees or other.

        "Permitted Indebtedness" is:

        (a) Borrower's indebtedness to Bank under this Agreement;

        (b) Indebtedness existing on the Effective Date and shown on the
Schedule 1;

        (c) Subordinated Debt;

        (d) Indebtedness to trade creditors incurred in the ordinary course of business;

        (e) Indebtedness secured by Permitted Liens, and

        (f) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that, without the express consent of Bank, the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

        "Permitted Liens" are:

        (a) Liens existing on the Effective Date and shown on Schedule 1 or arising under this Agreement;

        (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books;

        (c) Purchase money liens (i) on equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the equipment, or
(ii) existing on equipment when acquired, if the lien is confined to such equipment and the proceeds of the equipment;

        (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

        (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by liens described in (a) through (d), but any extension, renewal or replacement lien must be limited to the property encumbered by the existing lien and the principal amount of the indebtedness may not increase.

        "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

        "Prime Rate" is the higher of (a) Bank's most recently announced "prime rate," even if it is not Bank's lowest rate, or (b) 4.25%.

        "Receivables" are all existing and later arising accounts receivable, chattel paper, contract rights, rights to payment and other obligations owed to Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, along with all credit insurance, guaranties, letters of credit or other security associated therewith and all merchandise returned or reclaimed by Borrower relating to any of the foregoing and any proceeds therefrom.

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        "Reconciliation Day" is the last calendar day of each month.

        "Reconciliation Period" is each calendar month.

        "Subordination Agreement" is a written agreement, in form and substance acceptable to Bank in Bank's sole discretion, under which a security interest that Borrower has granted in any Collateral in order to secure indebtedness to any third party creditor is expressly subordinated to the Bank's senior security interest in such Collateral.

        "Subordinated Debt" is debt incurred by Borrower that is subject to a Subordination Agreement.

        "Subsidiary" is for any Person, a joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

        "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

        "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all indebtedness and Subordinated Debt.

2.      FINANCING OF RECEIVABLES.

2.1. Request for Advances. During the Facility Period and as long as there has been no Event of Default, Borrower may offer any and all Receivables to Bank and request an Advance against such Receivables by delivery to Bank of an Invoice Transmittal for each Receivable it offers. Bank may rely on information on or with the Invoice Transmittal.

2.2. Acceptance of Receivables; Advances. Bank is not obligated to finance any Receivable. Bank may approve any Account Debtor's credit before accepting any Receivable. When Bank accepts a Receivable, Bank will lend to Borrower an amount equal to the Advance Rate times the face amount of the Receivable (the "Advance"). Bank may, in its discretion, change the percentage of the Advance Rate. When Bank makes an Advance, the Receivable becomes a "Financed Receivable." All representations and warranties in Section 6 must be true as of the date of the Invoice Transmittal and of the Advance and no Event of Default exists or would occur as a result of the Advance. The Financed Receivable Balance outstanding at any time may not exceed the Facility Amount.

2.3. Conditions Precedent to Initial Advance. Bank's obligation to make the initial Advance is subject to the condition precedent that it receive the agreements, documents and fees it requires, including: (a) a Subordination Agreement from General Electric Capital Corporation acknowledging Bank's first lien position against all of the Collateral, except such specific equipment and fixed assets as identified on Schedule 2 attached hereto, and (b) with regard to any and all additional outstanding notes or credit facilities, either (i) a Subordination Agreement or (ii) evidence satisfactory to Bank that such outstanding note or credit facility has been terminated.

3. COLLECTIONS, FINANCE CHARGES, REMITTANCES AND FEES. The Obligations shall be subject to the following fees and Finance Charges. Fees and Finance Charges may, in Bank's discretion, be charged as an Advance, and shall thereafter accrue fees and Finance Charges as described below. Bank may, in its discretion, charge fee and Finance Charges to Borrower's deposit account maintained with Bank.

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3.1.    Collections. Collections of each Financed Receivable will be credited by
Bank within one business day of its receipt against the Advance made with respect to such Financed Receivable. As long as there is not an Event of Default or an event that with notice of lapse of time will be an Event of Default, within three (3) business days of Bank's receipt of any Collections, Bank will use its best efforts to remit to Borrower the difference of (i) the amount of Collections in excess of the amount for which Bank has made an Advance to Borrower for such Financed Receivable, plus any amount received for Receivables other than Financed Receivables, minus (ii) any amount then due and owing to Bank hereunder, such as outstanding fees, expenses or otherwise. This Section does not impose any affirmative duty on Bank to do any act other than to turn over amounts. All Receivables and Collections are Collateral and if an Event of Default occurs, Bank need not remit Collections of Collateral and may apply them to the Obligations.

3.2. Finance Charges. In computing Finance Charges on the Obligations, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations within one business day after receipt of the Collections. Borrower will pay a finance charge (the "Finance Charge") of (i) the Applicable Rate times (ii) the number of days in the Reconciliation Period divided by 360 days times (iii) the outstanding average daily Financed Receivable Balance for that Reconciliation Period. After an Event of Default, Obligations accrue interest at 5 percent above the Applicable Rate effective immediately before the Event of Default.

3.3. Commitment Fee. A fully earned, non-refundable commitment fee of $62,500 was paid March 31, 2003,and receipt is hereby acknowledged.

3.4. Collateral Handling Fee. On each Reconciliation Day, Borrower will pay to Bank a collateral handling fee, equal to $3,000 (the "Collateral Handling Fee").

3.5. Early Termination Fee. A fully earned, non-refundable early termination fee of 1% of the Facility Amount (the "Early Termination Fee") is due upon voluntary full payment of the Obligations and termination of this Facility by Borrower prior to June 9, 2004, unless the Obligations are paid in full from borrowings under a loan agreement with Bank.

3.6. Accounting. After each Reconciliation Period, Bank will provide an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, and the Collateral Handling Fee. If Borrower does not object to the accounting in writing within 30 days it is considered correct. All Finance Charges and other interest and fees calculated on the basis of a 360 day year and actual days elapsed.

3.7. Deductions. Bank may deduct fees, finance charges and other amounts due from any Advances made or Collections received by Bank.

3.8. Good Faith Deposit. Borrower has paid to Bank a good faith deposit of $10,000 to initiate Banks due diligence review process (the "Good Faith Deposit"). Any portion of the Good Faith Deposit not utilized to pay expenses will be refunded to Borrower.

3.9. Account Collection Services; Lockbox. Borrower shall notify and direct all of the Borrower's Account Debtors to make all payments for Borrower's Receivables to a lockbox account established with the Bank ("Lockbox") or to wire transfer payments to a cash collateral account that Bank controls. Notwithstanding the foregoing, Bank shall have the right to notify and direct all of Borrower's Account Debtors to make payments to the Lockbox. It will be considered an immediate Event of Default if the Lockbox is not set-up and operational within 45 days from the date of this Agreement. Until such time as the Lockbox is set-up and operational, Borrower shall provide Bank by the close of business on each Friday a detailed cash receipts journal detailing the amounts collected on any Financed Receivable. In addition, if any amount is collected by Borrower with respect to a Receivable after the date the Lockbox is operational, such amount will be held in constructive trust by the Borrower for the Bank and will be promptly deposited by Borrower into the Lockbox.

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4.      REPAYMENT OF OBLIGATIONS.

4.1. Repayment on Maturity. Borrower will repay each Advance on the earliest of: (a) payment of the Financed Receivable in respect which the Advance was made, (b) the Financed Receivable becomes an Ineligible Receivable, (c) when any Adjustment is made to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable does not become an Ineligible Receivable as a result of such Adjustment), or (d) the Maturity Date. Each payment will also include all accrued Finance Charges on the Advance and all other amounts due hereunder.

4.2. Repayment on Event of Default. When there is an Event of Default, Borrower will, if Bank demands (or, in an Event of Default under Section 9(B), immediately without notice or demand from Bank) repay all of the Advances. The demand may, at Bank's option, include the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, attorneys and professional fees, court costs and expenses, and any other Obligations.

4.3. Extension Option. Borrower shall have the right to extend the Facility Period for additional twelve (12) month periods subject to the following terms and conditions:

        (A) Borrower shall request the extension, if at all, by written notice to Bank not more than one hundred twenty (120) days, and not less than thirty (30) days, prior to the Maturity Date. Bank shall acknowledge in writing with thirty (30) days of receipt of such notice whether such requested extension shall be granted.

        (B) At the time of the request, and at the time of the extension, there shall not exist any Event of Default.

        (C) Current financial statements regarding Borrower and any Guarantor and all other financial statements and other information as may be required hereunder shall have been submitted to Bank within the time periods prescribed hereunder.

        (D) Whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Bank in connection with the proposed extension (pre-and post-closing), including, without limitation, appraisal fees and legal fees; all such costs and expenses incurred up to the time of Bank's written instrument confirming such extension shall be due and payable prior to Bank's execution of that instrument (or if the proposed extension does not become effective, then upon demand by Bank), and any failure to pay such amounts shall constitute a default hereunder. Upon request, Bank will provide Borrower with an itemization of all expenses that are due in connection with such extension.

        (E) Not later than the Maturity Date, (i) the extension shall have been documented to Bank's satisfaction by Borrower, Guarantors, Bank, and all other parties deemed necessary by Bank; and (ii) Bank and Borrower shall agree as to the amount of the Early Termination Fee to apply during such extension period.

5. POWER OF ATTORNEY. Borrower irrevocably appoints Bank and its successors and assigns as Borrower's attorney-in-fact and authorizes Bank to:

        (A)    Regardless of whether there has been an Event of Default:

               (1) prepare, file and sign Borrower's name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics' lien or similar document;

               (2) notify all Account Debtors to pay Receivables to Bank directly;

               (3) receive, open, and dispose of mail addressed to Borrower;

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               (4) endorse Borrower's name on checks or other instruments;

               (5) execute on Borrower's behalf any instruments, documents, or financing statements to perfect Bank's interests in the Financed Receivables and Collateral; and

               (6) do all acts and things necessary or expedient in connection with the foregoing.

        (B)    After the occurrence of an Event of Default:

               (1) sell, assign, transfer, pledge, compromise, or discharge all or any part of the Financed Receivables; and

               (2) demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed Receivables, including filing a claim or voting a claim in any bankruptcy case in Bank's or Borrower's name, as Bank chooses.

6.      REPRESENTATIONS, WARRANTIES AND COVENANTS.

6.1. Representations and Warranties. Borrower represents and warrants for each Financed Receivable:

        (A) Borrower is the owner with legal right to sell, transfer and assign such Financed Receivable;

        (B) The correct amount is shown on the Invoice Transmittal relating thereto and is not disputed;

        (C) Payment is not contingent on any unperformed obligation or contract and Borrower has fulfilled all obligations necessary to its right to receive payment as of the Invoice Transmittal date;

        (D) Such Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances, other than those created hereby;

        (E) There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

        (F) Borrower reasonably believes that the Account Debtor is solvent and not subject to any Insolvency Proceedings;

        (G) Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of other Collateral.

6.1.1 Additional Representations and Warranties. Borrower represents and warrants as follows:

        (A) Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with Borrower's organizational documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

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        (B)    Borrower has good title to the Collateral. All inventory is in all material respects of good and marketable quality, free from material defects.

        (C) Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not materially violated, in Bank's discretion, any laws, ordinances or rules. None of Borrower's properties or assets have been used by Borrower, to the best of Borrower's knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

        (D) Borrower will maintain its primary depository and operating accounts with Bank, all of which such accounts will be established within 45 days of document execution. In the event any accounts, excluding foreign accounts, consisting in the aggregate of more than 15% of Borrower's total deposits continue to exist after 45 days of document execution, Borrower shall execute and deliver to Bank an account control agreement in form and content acceptable to Bank in Bank's sole discretion.

        (E) Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing.

        (F) No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

        (G) Within 60 days from the Effective Date, Borrower shall deliver to Bank a Landlord's Consent in the form attached hereto as Exhibit C from the landlord of Borrower's corporate offices in Omaha, Nebraska and of Borrower's warehouse facilities located in Omaha, Nebraska, Boulder, Colorado and San Jose, California.

6.2.    Affirmative Covenants. Borrower will do all of the following:

        (A) Maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to Borrower's business or operations.

        (B) Give Bank at least 10 days prior written notice of changes to its name, organization, chief executive office or location of records.

        (C) Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment if requested.

        (D) Give Bank copies of all Forms 10-K, 10-Q and 8-K (or equivalents) within 5 days of filing with the Securities and Exchange Commission, while any Obligation is outstanding.

        (E) Execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

        (F) Provide Bank with a Compliance Certificate no later than 5 days following each quarter end or as requested by Bank.

        (G) Provide Bank with, as soon as available, but no later than 30 days following each Reconciliation Period, a company prepared balance sheet and income statement, prepared under GAAP,

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consistently applied, covering Borrower's operations during the period, an aged listing of accounts receivable and accounts payable and a deferred revenue listing.

        (H) Immediately notify, transfer and deliver to Bank all Collections Borrower receives for Financed Receivables.

        (I) Borrower will allow Bank to audit Borrower's Collateral, including but not limited to Borrower's Receivables and Borrower's Books, at Borrower's expense, no later than 90 days after the execution of this Agreement and annually thereafter. Bank may audit Borrower's Collateral, including but not limited to Borrower's Receivables and Borrower's Books at Bank's sole discretion and without notification and authorization from Borrower.

        (J) Borrower shall maintain at all times a Tangible Net Worth of no less than $25,000,000.

6.3. Negative Covenants. Borrower will not do any of the following without Bank's prior written consent:

        (A) Grant, or permit any lien or security interest in the Collateral, other than Permitted Liens.

        (B) Convey, sell, lease, transfer or otherwise dispose of the Collateral, except in the ordinary course of business.

        (C) Create, incur, assume, or be liable for any indebtedness, except for Permitted Indebtedness.

        (D) Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or materially violate, in Bank's discretion, any other law or regulation, or permit any of its subsidiaries to do so.

7. ADJUSTMENTS. If any Account Debtor asserts a claim for an Adjustment or if Borrower breaches any of the representations, warranties or covenants set forth in Section 6, Borrower will promptly advise Bank. Borrower will resell any rejected, returned, returned, or recovered personal property, at Borrower's expense, and pay proceeds to Bank.

8. SECURITY INTEREST. Borrower grants to Bank a continuing security interest in all presently and later acquired Collateral to secure all Obligations and the performance of each of Borrower's duties hereunder. Any security interest will be a first priority security interest in the Collateral, except as otherwise allowed herein with respect to Permitted Liens.

9. EVENTS OF DEFAULT. Any one or more of the following is an Event of Default.

        (A)    Borrower fails to satisfy or pay any Obligation to Bank when due;

        (B) Borrower files or has filed against it any Insolvency Proceedings or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets;

        (C) Borrower becomes insolvent or is generally not paying its debts as they become due or is left with unreasonably small capital;

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        (D)    Any involuntary lien, garnishment, attachment attaches to the
Financed Receivables or any other Collateral;

        (E) Borrower breaches any covenant, agreement, warranty, or representation;

        (F) Borrower is in default under any document, instrument or agreement evidencing any debt, obligation or liability in favor of Bank its affiliates or vendors regardless of whether the debt, obligation or liability is direct or indirect, primary or secondary, or fixed or contingent;

        (G) An event of default occurs under any Guaranty of the Obligations or any material provision of any Guaranty is not valid or enforceable or a Guaranty is repudiated or terminated;

        (H) A material default or Event of Default occurs under any agreement between Borrower and any creditor of Borrower that signed a Subordination Agreement with Bank;

        (I) Any creditor that has signed a Subordination Agreement with Bank breaches any terms of the Subordination Agreement; or

        (J)    (i)     A material impairment in the perfection or priority of
the Bank's security interest in the Collateral; (ii) a material adverse change in the business, operations, or conditions (financial or otherwise) of the Borrower occurs; or (iii) a material impairment of the prospect of repayment of any portion of the Advances occurs.

10.     REMEDIES.

10.1. Remedies Upon Default. When an Event of Default occurs, (1) Bank may stop financing Receivables or extending credit to Borrower; (2) at Bank's option and on demand, all or a portion of the Obligations or, for an Event of Default described in Section 9(B), automatically and without demand, are due and payable in full; (3) Bank may apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower; and (4) Bank may exercise all rights and remedies under this Agreement and the law, including those of a secured party under the Code, power of attorney rights in Section 5 for the Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Financed Receivables and Collateral in any commercial manner. Borrower agrees that any notice of sale required to be given to Borrower is deemed given if at least ten (10) days before the sale may be held.

10.2. Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

10.3. Default Rate. If any Obligation is not paid when due, the amount of such unpaid Obligation bears interest at the Applicable Rate plus five percent until the earlier of (a) payment in good funds or (b) entry of a final judgment when the principal amount of any money judgment will accrue interest at the highest rate allowed by law.

11. FEES, COSTS AND EXPENSES. The Borrower will pay on demand all fees, costs and expenses (including attorneys' and professionals' fees with costs and expenses) that Bank incurs from: (a) preparing, negotiating, administering, and enforcing this Agreement or any related agreement, including any amendments, waivers or consents, (b) any litigation or dispute relating to the Financed Receivables, the Collateral, this Agreement or any other agreement, (c) enforcing any rights against Borrower or any guarantor, or any Account Debtor,
(d) protecting or enforcing its interest in the Financed Receivables or other Collateral, (e) collecting the Financed Receivables and the Obligations, and (f) any bankruptcy case or insolvency proceeding involving Borrower, any Financed Receivable, the Collateral, any Account Debtor, or any Guarantor.

12.     CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER.

12.1. Choice of Law, Choice of Venue. This Agreement shall be governed by, and construes in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of Santa Clara County, State of California in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Agreement. Borrower acknowledges that this Agreement has been applied for and accepted in the State of California. Additionally, Borrower acknowledges that any and all Advances hereunder shall be made from the Bank's offices in California and any and all payments to be made by Borrower hereunder shall be delivered to Bank's offices in California.

        ___________Borrower's Initials

12.2. JURY TRAIL WAIVER. BORROWER AND BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRAIL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTIONS. EACH PARTY RECOGNIZES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES IT JURY TRAIL RIGHTS.

        ____________ Borrower's Initials

12.3. Counter Signature. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

13. NOTICES. Notices or demands by either party about this Agreement must be in writing and personally delivered or sent by an overnight delivery service, by certified mail postage prepaid return receipt requested, or by FAX to the addresses listed at the beginning of this Agreement. A party may change notice address by written notice to the other party.

14.     GENERAL PROVISIONS.

14.1. Successors and Assigns. This Agreement binds and is for the benefit of successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank may, without the consent of or notice to Borrower, sell, transfer, or grant participation in any part of Bank's obligations, rights or benefits under this Agreement.

14.2. Indemnification. Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) losses or expenses incurred, or paid by Bank from or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

14.3. Time of Essence. Time is of the essence for performance of all obligations in this Agreement.

14.4. Severability of Provision. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

14.5. Amendments in Writing, Integration. All amendments to this Agreement must be in writing. This Agreement is the entire agreement about this subject matter and supersedes prior negotiations or agreements.

14.6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts and when executed and delivered are one Agreement.

14.7. Survival. All covenants, representations and warranties made in this Agreement continue in force while any Obligation remains outstanding. Borrower's indemnification obligations survive until all statutes of limitations for actions that may be brought against Bank have run.

14.8. Confidentiality. Bank will use the same degree of care handling Borrower's confidential information that it uses for its own confidential information, but may disclose information; (i) to its subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Agreement, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with an examination or audit and (v) as it considers appropriate exercising the remedies under this Agreement. Confidential information does not include information that is either: (a) in the public domain or in Bank's possession when disclosed, or becomes part of the public domain after disclosure to Bank; or (b) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

14.9. Other Agreements. This Agreement may not adversely affect Bank's rights under any other document or agreement. If there is a conflict between this Agreement and any agreement between Borrower and Bank, Bank may determine in its sole discretion which provision applies. Borrower acknowledges that any security agreements, liens and/or security interests securing payment of Borrower's Obligations also secure Borrower's Obligations under this Agreement and are not adversely affected by this Agreement. Additionally, (a) any Collateral under other agreements or documents between Borrower and Bank secures Borrower's Obligations under this Agreement and (b) a default by Borrower under this Agreement is a default under agreements between Borrower and Bank.

BORROWER: TRANSGENOMIC, INC., a Delaware corporation


By   /s/ Mitchell L. Murphy
   -----------------------------------------

Title   VP, Secretary & Treasurer
      ------------------------------------------

BANK: SILICON VALLEY BANK


By   /s/ Illegible
     ----------------------------------

Title  Vice President
       -----------------------------------

Effective Date:    6-17-2003
               ------------------------

                                    EXHIBIT A

        The Collateral consists of all of Borrower's right, title and interest in and to the following:

        All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

        All contract rights and general intangibles (as such definitions may be amended from time to time according to the Code), now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

        All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (as such definitions may be amended from time to time according to the Code) whether or not earned by performance, and any and all credit insurance, insurance (including refund) claims and proceeds, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

        All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper and electronic chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

        All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

        All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                   EXHIBIT "B"

                               SILICON VALLEY BANK
                           SPECIALTY FINANCE DIVISION

                             COMPLIANCE CERTIFICATE

I, as authorized officer of Transgenomic, Inc. ("Borrower") certify under the Accounts Receivable Financing Agreement (the "Agreement") between Borrower and Silicon Valley Bank ("Bank") as follows.

BORROWER REPRESENTS AND WARRANTS FOR EACH FINANCED RECEIVABLE:

        Borrower is the owner of the Financed Receivable with legal right to sell, transfer and assign such Financed Receivable;

        The correct amount of the Financed Receivable is shown on the Invoice Transmittal relating thereto and is not disputed;

        Payment of any Financed Receivable is not contingent on any unperformed obligation or contract and Borrower has fulfilled all obligations necessary to its right to receive payment as of the Invoice Transmittal date;

        Such Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances, other than those created by the Agreement;

        There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

        Borrower reasonably believes that the Account Debtor is solvent and not subject to any Insolvency Proceedings;

        Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of other Collateral.

        Additionally, Borrower represents and warrants as follows:

        Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of the Agreement has been duly authorized, and does not conflict with Borrower's formations documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

        Borrower has good title to the Collateral. All inventory is in all material respects of good and marketable quality, free from material defects.

        Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not materially violated, in Bank's discretion, any laws, ordinances or rules. None of Borrower's properties or assets has been used by Borrower, to the best of Borrower's knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.

        Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes.

        Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

        Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

        No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

        All representations and warranties in the Agreement are true and correct in all material respects on this date.

Sincerely,

-----------------------------------------

-----------------------------------------
TITLE:
      -----------------------------------
DATE:
      -----------------------------------

                                   EXHIBIT "C"

                           FORM OF LANDLORD'S CONSENT

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054
Attn: Loan Services

                     CONSENT TO REMOVAL OF PERSONAL PROPERTY

KNOW ALL PERSONS BY THESE PRESENTS:

(a) The undersigned has an interest as owner and landlord in the following described real property (the "Real Property"): SEE ATTACHMENT 1 ATTACHED HERETO FOR FULL LEGAL DESCRIPTION, commonly known as:

(b) Transgenomic, Inc., a Delaware corporation, ("Borrower"), has entered into or will enter into an Accounts Receivable Financing Agreement with Silicon Valley Bank ("Bank") dated as of the Effective Date (as defined therein) (as amended and supplemented from time to time, the "Financing Agreement"). As a condition to entering into the Financing Agreement, Bank requires that the undersigned consent to the removal by Bank of the equipment and other assets covered by the Financing Agreement (hereinafter called "Equipment") from the Real Property.

NOW, THEREFORE, the undersigned consents to the placing of the Equipment on the Real Property, and agrees with Bank as follows:

        1. The undersigned waives and releases each and every right which undersigned now has, under applicable law or by virtue of the lease for the Real Property now in effect, to levy or distrain upon for rent, in arrears, in advance or both, or to claim or assert title to the Equipment that is already on said Real Property, or may hereafter be delivered or installed thereon.

        2. The Equipment shall be considered to be personal property and shall not be considered part of the Real Property regardless of whether or by what means it is or may become attached or affixed to the Real Property.

        3. The undersigned will permit Bank, or its agent or representative, to enter upon the Real Property for the purpose of exercising any right they may have under the terms of the Financing Agreement or otherwise, including, without limitation, the right to remove the Equipment; provided, however, that if Bank, in removing the Equipment damages any improvements of the undersigned on the Real Property, Bank will, at its expense, cause same to be repaired.

        4. This agreement shall be binding upon the heirs, successors and assigns of the undersigned and shall inure to the benefit of each Bank and its respective successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this instrument at _________, this day of ___________, 200__.

By:
   ---------------------------------------

Title:
      --------------------------------------